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                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                           LEVCOR INTERNATIONAL, INC.

                                       AND

                            CARLYLE INDUSTRIES, INC.


                            DATED AS OF MAY 24, 2002



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                                TABLE OF CONTENTS
                                -----------------

                                                                                           Page
                                                                                           ----
ARTICLE I THE MERGER..........................................................................1
         1.1        The Merger................................................................1
         1.2        Closing...................................................................1
         1.3        Effective Time of the Merger..............................................1
         1.4        Effects of the Merger.....................................................1
         1.5        Corporate Organization....................................................2

ARTICLE II MERGER CONSIDERATION...............................................................2
         2.1        Effect on Capital Stock...................................................2
         2.2        Exchange of Certificates..................................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................................5
         3.1        Representations and Warranties of Carlyle.................................5
         3.2        Representations and Warranties of Levcor.................................15

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.........................................24
         4.1        Covenants of Carlyle.....................................................24
         4.2        Covenants of Levcor......................................................28

ARTICLE V ADDITIONAL AGREEMENTS..............................................................31
         5.1        Prospectus/Proxy Statement; Registration Statement.......................31
         5.2        Meetings of Stockholders; Board Recommendation...........................31
         5.3        Legal Conditions to Merger...............................................32
         5.4        Access to Information....................................................33
         5.5        Brokers or Finders.......................................................33
         5.6        Indemnification..........................................................33
         5.7        Stock Options............................................................33

ARTICLE VI CONDITIONS........................................................................34
         6.1        Conditions to Each Party's Obligation To Effect the Merger...............34
         6.2        Conditions to Obligations of Levcor......................................35
         6.3        Conditions to Obligations of Carlyle.....................................36

ARTICLE VII TERMINATION AND AMENDMENT........................................................36
         7.1        Termination..............................................................36
         7.2        Effect of Termination....................................................38
         7.3        Fees, Expenses and Other Payments........................................38
         7.4        Amendment................................................................39
         7.5        Extension; Waiver........................................................39

ARTICLE VIII GENERAL PROVISIONS..............................................................40
         8.1        Nonsurvival of Representations, Warranties and Agreements................40
         8.2        Notices..................................................................40
         8.3        Certain Definitions......................................................41

         8.4        Interpretation...........................................................43
         8.5        Counterparts.............................................................43
         8.6        Entire Agreement; No Third Party Beneficiaries; Rights of Ownership......43
         8.7        Governing Law............................................................44
         8.8        Severability; No Remedy in Certain Circumstances.........................44
         8.9        Publicity................................................................44
         8.10       Assignment...............................................................44
         8.11       Specific Performance.....................................................44



Exhibit A - Form of Certificate of Incorporation of Surviving Corporation Exhibit B - Form of By-Laws of Surviving Corporation
Exhibit C - Directors of Surviving Corporation
Exhibit D - Officers of Surviving Corporation

           AGREEMENT AND PLAN OF MERGER, dated as of May 24, 2002 (the "Agreement"), between LEVCOR INTERNATIONAL, INC., a Delaware corporation ("Levcor"), and CARLYLE INDUSTRIES, INC., a Delaware corporation ("Carlyle").

           WHEREAS, the Boards of Directors of Levcor and Carlyle have determined that it is in the best interests of their respective corporations and stockholders that Levcor and Carlyle merge (the "Merger") pursuant to this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), have approved this Agreement and the transactions contemplated hereby, and have recommended to their respective stockholders the approval and adoption of this Agreement and the approval of the Merger; and

           WHEREAS, terms listed in Section 8.3 are defined in the Sections set forth therein.

           NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

           1.1 THE MERGER. At the Effective Time and upon the terms of this Agreement and the applicable provisions of Delaware Law, Carlyle shall be merged with and into Levcor, the separate corporate existence of Carlyle shall cease and Levcor shall continue as the surviving corporation (the "Surviving Corporation").

           1.2 CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the last of the conditions set forth in Article VI (the "Closing Date"), at 10:00 a.m., at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto.

           1.3 EFFECTIVE TIME OF THE MERGER. As soon as practicable following the Closing, Levcor shall file a certificate of merger in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by the relevant provisions of Delaware Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time").

           1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement and the applicable provisions of Delaware Law.

           1.5 CORPORATE ORGANIZATION.

           (a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be in the form of the certificate of incorporation attached hereto as Exhibit A.

           (b) At the Effective Time, the by-laws of the Surviving Corporation shall be in the form of the by-laws attached hereto as Exhibit B.

           (c) At the Effective Time, the directors of the Surviving Corporation shall be the individuals set forth in Exhibit C.

           (d) At the Effective Time, the officers of the Surviving Corporation shall be the individuals set forth in Exhibit D.


                                   ARTICLE II

                              MERGER CONSIDERATION

           2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Carlyle or any shares of capital stock of Levcor:

           (a) COMMON STOCK OF CARLYLE. Each share of common stock, par value $0.01 per share, of Carlyle (the "Carlyle Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Carlyle Common Stock to be cancelled pursuant to Section 2.1(c) and other than Dissenting Shares), shall be converted into the right to receive 0.2 (the "Common Exchange Ratio") of a validly issued, fully paid and nonassessable share of common stock, par value $0.56 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). After the Effective Time, the holders of shares of Carlyle Common Stock shall cease to have any rights with respect thereto, except the right to receive the Surviving Corporation Common Stock as provided herein.

           (b) SERIES B PREFERRED STOCK OF CARLYLE. Each share of preferred stock, par value $0.01 per share, of Carlyle (the "Carlyle Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Carlyle Preferred Stock to be cancelled pursuant to Section 2.1(c) and other than Dissenting Shares), shall be converted into the right to receive one of a validly issued, fully paid and nonassessable share of series A preferred stock, par value $0.01 per share, of the Surviving Corporation (the "Surviving Corporation Series A Preferred Stock"). After the Effective Time, the holders of shares of Carlyle Preferred Stock shall cease to have any rights with respect thereto, except the right to receive Surviving Corporation Series A Preferred Stock as provided herein.

           (c) CANCELLATION OF TREASURY STOCK. Each share of Carlyle Common Stock and/or Carlyle Preferred Stock (collectively, the "Carlyle Capital Stock"), that is owned by Carlyle or by any subsidiary of Carlyle shall be cancelled and retired and shall cease to exist.

           (d) STOCK OPTIONS. All options to purchase Carlyle Common Stock outstanding immediately prior to the Effective Time, whether under Carlyle's 1994 Incentive Program the ("Carlyle Option Plan"), pursuant to another Carlyle compensatory plan or otherwise (each such option, a "Carlyle Option"), shall be assumed by Levcor in accordance with Section 5.7.

           (e) FRACTIONAL SHARES. Only whole shares of Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock (collectively, the "Surviving Corporation Capital Stock") will be issued to holders of Carlyle Capital Stock in the Merger. Any holder of shares of Carlyle Capital Stock who would otherwise be entitled to a fraction of a share of the Surviving Corporation Capital Stock (after aggregating all fractional shares of the Surviving Corporation Capital Stock to be received by such holder) shall have such fractional share interest rounded up to the nearest whole share.

           (f) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, to the extent provided by the relevant provisions of Delaware Law, shares of Carlyle Capital Stock held by any person (a "Dissenting Stockholder") who elects to demand appraisal of his shares and duly and timely complies with all the provisions of Delaware Law concerning the right of holders of Carlyle Capital Stock to require appraisal of their shares ("Dissenting Shares"), shall not be converted into shares of the Surviving Corporation Capital Stock, but each Dissenting Stockholder shall have the right to receive such consideration as may be determined to be due the Dissenting Stockholders pursuant to Delaware Law. If, after the Effective Time, a Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the relevant provisions of Delaware Law, his shares will be deemed to be converted as of the Effective Time into shares of the Surviving Corporation Capital Stock pursuant to Sections 2.1(a) or 2.1(b). Carlyle shall give Levcor (i) prompt notice of any demands for appraisal of Dissenting Shares received by Carlyle and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Carlyle will not, without the prior written consent of Levcor, make any payment with respect to, or enter into any negotiations or discussions or a binding settlement agreement or make an offer, written or oral, to settle, any such demands.

           (g) LEVCOR COMMON STOCK. The shares of Levcor Common Stock shall not be canceled, retired or converted by reason of the Merger.

           2.2 EXCHANGE OF CERTIFICATES.

           (a) EXCHANGE AGENT. Levcor shall appoint an institution reasonably satisfactory to Carlyle to act as the exchange agent (the "Exchange Agent") in the Merger and shall enter into an agreement with the Exchange Agent, reasonably satisfactory to Carlyle, which shall provide that Levcor shall make available to the Exchange Agent for exchange in accordance with this Article II, the shares of the Surviving Corporation Capital Stock issuable pursuant to Sections 2.1(a) or 2.1(b).

           (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Levcor shall cause the Exchange Agent to mail to each holder of record of Carlyle Capital Stock as of the

Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates which immediately prior to the Effective Time represented outstanding shares of Carlyle Capital Stock (the "Carlyle Certificates") shall pass, only upon delivery of the Carlyle Certificates to the Exchange Agent and shall be in such form and have such other provisions as Levcor may reasonably specify), and (ii) instructions for use in effecting the surrender of the Carlyle Certificates in exchange for certificates representing shares of the Surviving Corporation Capital Stock into which the surrendered shares of Carlyle Capital Stock were converted (the "Surviving Corporation Certificates"). Upon surrender of Carlyle Certificates for exchange to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of such Carlyle Certificates shall be entitled to receive in exchange therefor the number of shares of Surviving Corporation Capital Stock (after taking into account all Carlyle Certificates surrendered by such holder) to which such holder is entitled pursuant to Sections 2.1(a) or 2.1(b) and the Carlyle Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Carlyle Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of the Surviving Corporation Capital Stock into which such shares of Carlyle Capital Stock represented by such Carlyle Certificate shall have been converted.

           (c) TRANSFERS OF OWNERSHIP. If Surviving Corporation Certificates are to be issued in a name other than that in which the Carlyle Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Carlyle Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Levcor or any agent designated by it any transfer or other Taxes required by reason of the issuance of the Surviving Corporation Certificates in any name other than that of the registered holder of the Carlyle Certificates surrendered in exchange therefore, or established to the satisfaction of Levcor or any agent designated by it that such Tax has been paid or is not payable.

           (d) UNDISTRIBUTED SHARES OF THE SURVIVING CORPORATION CAPITAL STOCK. Any shares of the Surviving Corporation Capital Stock which remain undistributed to the holders of Carlyle Certificates six months after the Effective Time shall, at the request of Levcor, be redelivered to Levcor or otherwise on the instruction of Levcor, and any holders of shares of Carlyle Capital Stock who have not surrendered Carlyle Certificates representing such shares in compliance with this Section 2.2 shall thereafter look only to Levcor for the shares of the Surviving Corporation Capital Stock into which such shares were converted pursuant to Sections 2.1(a) or 2.1(b).

           (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Carlyle Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Carlyle Certificates, upon the making of an affidavit of that fact by the holder thereof, such Surviving Corporation Certificates as may be required pursuant to Sections 2.2(b); provided, however, that Levcor may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Carlyle Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Levcor, Carlyle or the Exchange Agent with respect to the Carlyle Certificates alleged to have been lost, stolen or destroyed.

           (f) NO FURTHER TRANSFERS. At the Effective Time, the stock transfer books of Carlyle shall be closed, and no transfers of Carlyle Capital Stock shall thereafter be made.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

           3.1 REPRESENTATIONS AND WARRANTIES OF CARLYLE. Carlyle represents and warrants to Levcor that, except as specifically disclosed in the letter dated the date hereof and delivered by Carlyle to Levcor simultaneously with the execution and delivery of this Agreement (the "Carlyle Disclosure Letter") or in the Carlyle SEC Documents:

           (a) ORGANIZATION, STANDING AND POWER. Each of Carlyle and its subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Carlyle. Carlyle has made available to Levcor true and complete copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws (or equivalent organizational documents) of each subsidiary of Carlyle, each as amended to date. Such certificates of incorporation, by-laws or equivalent organizational documents are in full force and effect, and neither Carlyle nor any subsidiary of Carlyle is in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents.

           As used in this Agreement, (i) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its subsidiaries taken as a whole, and (ii) the term "Material Adverse Effect" means, with respect to Carlyle or Levcor, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened would or would reasonably be expected to (I) be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of such party and its subsidiaries taken as a whole, or (II) prevent or materially delay the consummation of the Merger.

           (b) SUBSIDIARIES. Carlyle owns, directly or indirectly, all of the outstanding capital stock or other equity interests in each of its subsidiaries, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. The Carlyle Disclosure Letter sets forth a complete list of Carlyle's subsidiaries. Other than the capital stock or other interests held by Carlyle in such subsidiaries, neither Carlyle nor any such subsidiary owns any direct or indirect equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock in each of its subsidiaries are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. There are no irrevocable proxies or similar obligations with respect to such capital stock of such subsidiaries and no equity securities or other interests of any of its subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or any other equity interest of any such subsidiary, and there are no agreements, contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or other equity interests, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or other equity interests.

           (c) CAPITAL STRUCTURE. (i) The authorized capital stock of Carlyle consists of 20,000,000 shares of Carlyle Common Stock and 41,000,000 shares of Carlyle Preferred Stock, 11,187,451 of which have been designated Series B Preferred Stock. As of the date of this Agreement, (A) 13,934,858 shares of Carlyle Common Stock are outstanding, (B) Carlyle Options are outstanding to purchase 1,000,000 shares of Carlyle Common Stock, and (C) 4,555,007 shares of Carlyle Preferred Stock are outstanding. Carlyle has provided Levcor with a true and complete list of the outstanding Carlyle Options as of the date hereof, including the exercise prices and vesting schedules therefor.

           (ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of Carlyle are issued or outstanding.

           (iii) All outstanding shares of Carlyle Capital Stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations. All shares of Carlyle Common Stock subject to issuance upon the exercise of Carlyle Options, upon issuance on the terms specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be issued in compliance with applicable securities laws and regulations.

           (iv) Except for this Agreement, the Carlyle Preferred Stock and the Carlyle Options, there are no options, warrants, calls, rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents, or other rights, commitments or agreements of any character to which Carlyle or any subsidiary of Carlyle is a party or by which it is bound obligating Carlyle or any subsidiary of Carlyle to issue, deliver or sell, or cause to be issued, delivered or sold, on the date hereof or any date in the future, additional shares of capital stock or any Voting Debt of Carlyle or of any subsidiary of Carlyle or obligating Carlyle or any subsidiary of Carlyle to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The execution, delivery and performance by Carlyle of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not obligate Carlyle to issue, or result in the issuance of, any capital stock of Carlyle pursuant to any other agreement or arrangement, except for the acceleration of vesting and potential exercise of Carlyle Options contemplated by Section 5.7. There are no outstanding contractual obligations of Carlyle or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Carlyle or any of its subsidiaries.

           (v) Since December 31, 2001, Carlyle and each of its subsidiaries has not (A) issued, permitted to be issued or entered into any obligation to issue, any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Carlyle or any of its subsidiaries, other than pursuant to and as required by the terms of any Carlyle Options that were issued and outstanding on such date; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of its subsidiaries, any shares of capital stock of Carlyle or any of its subsidiaries; (C) declared, set aside, made or paid to the stockholders of Carlyle dividends or other distributions on the outstanding shares of capital stock of Carlyle; or (D) split, combined or reclassified any of its shares of capital stock of Carlyle or any of its subsidiaries.

           (d) AUTHORITY. (i) Carlyle has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of Carlyle, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Carlyle, other than such approval by the stockholders of Carlyle. This Agreement has been duly executed and delivered by Carlyle and constitutes a valid and binding obligation of Carlyle enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The affirmative vote of holders of a majority of the outstanding shares of Carlyle Capital Stock entitled to vote at a duly called and held meeting of stockholders is the only vote of Carlyle's stockholders necessary to approve and adopt this Agreement and approve the Merger. At a meeting duly called and held on May 24, 2002, Carlyle's Board of Directors adopted resolutions approving this Agreement and the Merger, determining that the terms of the Merger are fair, from a financial point of view, to, and in the best interests of, Carlyle's stockholders and recommending that Carlyle's stockholders approve and adopt this Agreement and approve the Merger.

           (ii) Subject to compliance with the applicable requirements of the Securities Exchange Act of 1934, (the "Exchange Act"), and the filing of the Certificate of Merger as contemplated by Section 1.3, the execution and delivery of this Agreement and the Certificate of Merger, the consummation of the transactions contemplated hereby and thereby, and compliance by Carlyle with any of the provisions hereof or thereof will not breach, constitute an ultra vires act under, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such breach, ultra vires act, violation, default, right of termination, cancellation, acceleration loss or creation, a "Violation") pursuant to, (x) any provision of the certificate of incorporation or by-laws of Carlyle or the governing instruments of any subsidiary of Carlyle or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
(iii) below or in the

Carlyle Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, Carlyle Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Carlyle or any subsidiary of Carlyle or their respective properties or assets except Violations under clause (y) which would not have a Material Adverse Effect on Carlyle.

           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Carlyle or any subsidiary of Carlyle in connection with the execution and delivery of this Agreement and the Certificate of Merger by Carlyle, the consummation by Carlyle of the transactions contemplated hereby and thereby, and compliance by Carlyle with any of the provisions hereof or thereof, the failure to obtain which would have a Material Adverse Effect on Carlyle, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) the Prospectus/Proxy Statement in definitive form and the effectiveness of the Registration Statement and (2) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and (B) the filing of the Certificate of Merger as contemplated by Section 1.3 and appropriate documents with the relevant authorities of states in which Carlyle is qualified to do business.

           (e) SEC DOCUMENTS. The reports, schedules, registration statements and definitive proxy statements (including all exhibits) filed by Carlyle with the SEC since January 1, 1999, including all amendments thereto (the "Carlyle SEC Documents"), are all the documents (other than preliminary material) that Carlyle was required to file with the SEC since such date. As of their respective dates, (i) the Carlyle SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Carlyle SEC Documents, and (ii) none of the Carlyle SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Carlyle included in the Carlyle SEC Documents (such financial statements as of and for the year ended December 31, 2001 being referred to hereinafter as the "Carlyle Year-End Financial Statements" and the balance sheet included in such financial statements as of December, 31, 2001 being referred to as the "Carlyle Balance Sheet"), and the unaudited financial statements of Carlyle and its subsidiaries for the fiscal quarter ended March 31, 2002, complied in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Carlyle and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended in accordance with GAAP, subject to normal year-end audit adjustments in the case of the March 31, 2002 financial statements. As of December 31, 2001, neither Carlyle nor any of its subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Carlyle and its subsidiaries (including the notes thereto) and which were not reflected on the Carlyle Balance Sheet. Since December 31, 2001, except as and to the extent set forth in the Carlyle SEC Documents and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as incurred in the past, neither Carlyle nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on Carlyle, or would be required by GAAP to be reflected on a consolidated balance sheet of Carlyle and its subsidiaries (including the notes thereto). All material agreements, contracts and other documents required to be filed as exhibits to any of the Carlyle SEC Documents have been so filed. No subsidiary of Carlyle is required to file any form, report or other document with the SEC.

           (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of Carlyle for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Levcor in connection with the issuance of the Surviving Corporation Capital Stock in the Merger (including amendments or supplements thereto) (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Carlyle for inclusion or incorporation by reference in the Prospectus/Proxy Statement to be filed with the SEC as part of the Registration Statement (the "Prospectus/Proxy Statement"), will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of Carlyle or Levcor, at the time of the meeting of stockholders' of Levcor or Carlyle or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

           (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, since December 31, 2001, Carlyle and its subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been any event, occurrence, fact, condition, change, development or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Carlyle.

           (h) COMPLIANCE WITH APPLICABLE LAWS. Carlyle and its subsidiaries have been operated at all times in compliance with all applicable laws and regulations, and are not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which Carlyle or any of its subsidiaries is a party or by which any of their property or assets is bound, except where any such noncompliance, conflicts, defaults or violations would not have a Material Adverse Effect on Carlyle. As of the date hereof, no investigation by any Governmental Entity with respect to

Carlyle or any of its subsidiaries is pending or, to Carlyle's knowledge, threatened. For the purposes of this Agreement, "knowledge" shall mean the knowledge of the executive officers of the relevant entity after appropriate due diligence inquiry.

           (i) ENVIRONMENTAL. Except for any matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Carlyle and to Carlyle's knowledge, (i) Carlyle and each of its subsidiaries is in compliance in material respects with all applicable laws relating to Environmental Matters; (ii) Carlyle and each of its subsidiaries has obtained, and is in compliance in material respects with, all permits, licenses or approvals required by any Governmental Entity under applicable laws for the use, storage, treatment, transportation, emission and handling of raw materials, by-products, wastes and other substances, including, without limitation, hazardous substances and wastes, used or produced by or otherwise relating to the operations of any of them; (iii) except for matters resulting from the inaction or failure to act by any Governmental Entity, there currently are no events, conditions, activities or practices that would prevent compliance or continued compliance with any law or give rise to any Environmental Liability; and (iv) there are no claims either by any Governmental Entity or any third party pending, or to Carlyle's knowledge, threatened, against Carlyle or any of its subsidiaries arising from any Environmental Matter.

           As used in this Agreement, the term (1) "Environmental Matter" means any matter arising out of or relating to pollution or protection of the environment, human safety or health, , including, without limitation, emissions, discharges, releases, exposures, or threatened releases of pollutants, contaminants, or hazardous or toxic substances or wastes including petroleum and its fractions, radiation, or polychlorinated byphenols, into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic substances or wastes including petroleum and its fractions, or radiation, under the jurisdiction or subject to the authority of any Governmental Entity, and (2) "Environmental Liability" means any liability or obligation arising under any statutory or common law (including, without limitation, any liability for personal injury, property damage or remediation) arising from or relating to any Environmental Matters.

           (j) LITIGATION. There are (i) no claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations ("Litigation") pending against Carlyle or any of its subsidiaries, or, to Carlyle's knowledge, threatened against or affecting Carlyle or any of its subsidiaries, or to which Carlyle or any of its subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, and (ii) no existing or, to the knowledge of Carlyle, threatened orders, judgments or decrees of any court or other Governmental Entity which specifically apply to Carlyle, any of its subsidiaries or any of their respective properties or assets.

           (k) TAXES. (i) Each Tax Entity has timely filed all material Tax Returns required to be filed by any of them (subject to permitted extensions). All such Tax Returns were true, correct and complete when filed, except for such instances which individually or in the aggregate could not have a Material Adverse Effect on Carlyle. All Taxes of each Tax Entity which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in Carlyle SEC Documents in accordance with GAAP. Carlyle does not know of any proposed or threatened Tax claims or assessments which, if upheld, could individually or in the aggregate have a Material Adverse Effect on Carlyle. Each Tax Entity has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties, except for such Taxes which individually or in the aggregate could not have a Material Adverse Effect on Carlyle. No material deficiencies for any Taxes have been proposed, asserted or assessed against any Tax Entity that are not adequately reserved for, no audit of any Tax Return of any Tax Entity is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted to any Tax Entity and is currently in effect, except that Carlyle and its subsidiaries have various ongoing federal and state income tax audits which are not material but are open and statute of limitations have been extended.

           As used in this Agreement, the term (1) "Tax" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity; (2) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (3) "Tax Entity" means Carlyle, each of Carlyle's subsidiaries, and each consolidated, combined, unitary or similar group of which Carlyle or any of its subsidiaries is now, or within the preceding eight years has been, a member.

           (ii) No Tax Entity has executed any closing agreement pursuant to
Section 7121 of the Internal Revenue Code of 1986 (the "Code") or any predecessor provisions thereof, or any similar provision of foreign, state or local law, or has any ruling request pending with any tax authority. There are no tax certiorari proceedings currently pending, tax abatements currently in effect or proposed materially increased tax assessments of which any Tax Entity has been notified or has knowledge in the context of such Tax Entity's real estate assets. No assets of any Tax Entity constitutes tax-exempt financed property or tax-exempt use property within the meaning of Section 168 of the Code, and no assets of any Tax Entity are subject to a lease, safe-harbor lease, or other arrangement as a result of which any Tax Entity is not treated as the owner for federal income tax purposes. No Tax Entity has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code). No Tax Entity (i) is required or has agreed to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law by reason of a change in accounting method initiated by it or any other relevant party, (ii) has knowledge that any tax authority has proposed any such adjustment or change in accounting method, and/or (iii) has an application pending with any tax authority requesting permission for any changes in accounting methods that relate to the business or assets of any Tax Entity. No Tax Entity is a party to any contract, agreement, plan or arrangement covering any periods that, individually or collectively, could give rise to any amount not being deductible by reason of
Section 280G of the Code. Carlyle and each of its subsidiaries are not, have not been within the preceding eight years, own no interest in, and have never owned an interest in, "S corporations" within the meaning of Section 1361(a)(1) of the Code, "qualified subchapter S subsidiaries" within the meaning of Section 1361(b)(3)(B) of the Code, "personal holding companies" within the meaning of
Section 542 of the Code, "controlled foreign corporations" within the meaning of
Section 957 of the Code, "foreign personal holding companies" within the meaning of Section 552 of the Code, "passive foreign investment companies" within the meaning of Section 1296 of the Code, "foreign investment companies" within the meaning of Section 1246 of the Code, an "FSC" within the meaning of Section 922 of the Code, or a "DISC" or "Former DISC" within the meaning of Section 992 of the Code. No Tax Entity has made, been party to, or been the subject of, any elections under Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the
Code. No Tax Entity has entered into any transfer pricing agreements with any tax authority. No assets of any Tax Entity are held in an arrangement for which partnership Tax Returns are being filed or are required to be filed. No Tax Entity has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction. Levcor will not be required to withhold tax under Section 1445 of the Code with respect to any consideration paid pursuant to this Agreement.

           (l) EMPLOYEE BENEFIT PLANS. All employee benefit plans, compensation arrangements and other benefit arrangements covering employees of Carlyle or any of its subsidiaries (the "Carlyle Benefit Plans"), and all employee agreements providing compensation, severance or other benefits to any employee or former employee of Carlyle or any of its subsidiaries which are not disclosed in the Carlyle SEC Documents and which exceed $50,000 per annum are set forth in the Carlyle Disclosure Letter. To the extent applicable, the Carlyle Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Code, and any Carlyle Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter and, to the knowledge of Carlyle, continues to satisfy the requirements for such qualification. Neither Carlyle nor any of its subsidiaries nor any ERISA Affiliate of Carlyle maintains, contributes to or is obligated to contribute to or has maintained or contributed or been obligated to contribute to in the past six years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code or a "multi-employer plan" within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of the Code. No Carlyle Benefit Plan nor Carlyle nor any subsidiary has incurred any liability or penalty under
Section 4975 of the Code or Section 502(i) of ERISA or, to the knowledge of Carlyle, engaged in any transaction that would reasonably be expected to result in any such liability or penalty. Each Carlyle Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on Carlyle. There is no pending or, to the knowledge of Carlyle, anticipated, Litigation against or otherwise involving any of Carlyle Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of the Carlyle Benefit Plan activities) has been brought against or with respect to any such Carlyle Benefit Plan. All contributions required to be made as of the date hereof to the Carlyle Benefit Plans have been made or provided for. Except as described in the Carlyle SEC Documents or as required by law, neither Carlyle nor any of its subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither Carlyle nor any of its subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Carlyle Benefit Plan is under investigation or audit by either the United States Department of Labor or the Internal Revenue Service. Except as provided for in this Agreement, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by Carlyle, any of its subsidiaries or Levcor with respect to any employee of Carlyle or any of its subsidiaries will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

           As used in this Agreement, the term "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the relevant entity within the meaning of Sections 414(b), (c) or (m) of the Code, as required to be aggregated with the relevant entity under Section 414(o) of the Code, or is under "common control" with the relevant entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

           (m) PROPERTIES. Carlyle or its subsidiaries has good title and, in the case of owned real property, good and marketable fee simple title, to its properties and assets, including the properties and assets reflected in the Carlyle Balance Sheet or acquired after December 31, 2001 (other than assets disposed of since December 31, 2001 in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as assets disposed of in the past), in each case free and clear of all title defects, liens, claims, charges, encumbrances and restrictions, except for
(i) liens, encumbrances or restrictions which secure indebtedness which is properly reflected in the Carlyle Balance Sheet; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 2001, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate would not have a Material Adverse Effect on Carlyle. None of Carlyle's or its subsidiaries' properties or assets is owned jointly with any other person, nor does any other person have any right or option to acquire the same. Carlyle and each of its subsidiaries either own, or have valid leasehold interests in, and are in possession of, all properties and assets used by them in the conduct of their business and each such lease is valid without material default thereunder by the lessee or, to Carlyle's knowledge, by the lessor.

           (n) LABOR CONTROVERSIES. Neither Carlyle nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts or understanding with a labor union or labor organization. Except for such matters which, individually or in the aggregate, would not have a Material Adverse Effect on Carlyle, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances or complaints) or labor arbitration proceeding pending or, to the knowledge of Carlyle, threatened, against Carlyle or any of its subsidiaries relating to their business, (ii) to the knowledge of Carlyle, activity or proceeding by a labor union or representative thereof to organize any employees of Carlyle or any of its subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or, to the knowledge of Carlyle, threats thereof by or with respect to such employees.

           (o) INTELLECTUAL PROPERTY. Carlyle and its subsidiaries own or license all United States and foreign patents, trademarks, trade names, service marks, copyrights and applications therefor (the foregoing, together with Carlyle's trade dress and trade secrets (including secret recipes and formulae), the "Carlyle Intellectual Property Rights") which are material to the business of Carlyle and its subsidiaries as presently conducted or as currently contemplated to be conducted. All owned Carlyle Intellectual Property Rights are free and clear of any liens, claims or encumbrances and are not subject to any material license (royalty bearing or royalty-free) or any other arrangement requiring any payment to any person nor the obligation to grant rights to any person in exchange and all licensed Carlyle Intellectual Property Rights are free and clear of any liens, claims, encumbrances, royalties or other obligations other than such terms, conditions and restrictions as are contained in the document granting such license. The business as presently conducted by each of Carlyle and its subsidiaries, to the knowledge of Carlyle, does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others, which conflict will have a Material Adverse Effect on Carlyle. Carlyle does not know of any use by others of any of the Carlyle Intellectual Property Rights material to the business of Carlyle or its subsidiaries as presently conducted.

           (p) CHANGE OF CONTROL AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of (except as contemplated by Section 5.7), or increase the amount or value of, any payment or benefit to any director, officer or employee of Carlyle or its subsidiaries, and, without limiting the generality of the foregoing, no amount paid or payable by Carlyle or its subsidiaries in connection with the Merger or the other transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

           (q) CONTRACTS. All material contracts of Carlyle or its subsidiaries (the "Carlyle Material Contracts") have been filed as exhibits to the Carlyle SEC Documents, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. To the knowledge of Carlyle: (i) all Carlyle Material Contracts are valid, binding and enforceable against the other parties thereto in accordance with their terms, and are in full force and effect; (ii) all parties to Carlyle Material Contracts (other than Carlyle) have complied in all material respects with the provisions thereof and have performed all obligations required to be performed by each of them to date; (iii) no such party is in default under any of the terms thereof, and (iv) no event has occurred that with the passage of time or the giving of notice or both would constitute a default by any party (other than Carlyle) under any provision thereof except, in each case, for such non-compliance or default which will not have a Material Adverse Effect on Carlyle.

           (r) AFFILIATED TRANSACTIONS. All transactions between Carlyle or any of its subsidiaries, on the one hand, and any officer, director or holder of in excess of 5% of the Carlyle Capital Stock, or any affiliate of any of them, have been disclosed in the Carlyle SEC Documents. Except as disclosed in the Carlyle SEC Documents, no officer, director or holder of in excess of 5% of Carlyle Capital Stock has any material interest in (i) any assets, including, without limitation, any intellectual property, used or held for use in the business of Carlyle and its subsidiaries or (ii) any creditor, or supplier of Carlyle or any or its subsidiaries.

           (s) INSURANCE. Carlyle and each of its subsidiaries are adequately insured in such amounts and against such risks as are usually insured against by persons operating in the businesses in which Carlyle and its subsidiaries operate, and all policies relating to such insurance are in full force and effect. All products liability and general liability policies maintained by or for the benefit of Carlyle or its subsidiaries have been "claims made" policies.

           (t) RECORDS. The respective corporate record books of or relating to Carlyle and each of its subsidiaries are substantially complete and correct and contain accurate and substantially complete records of all material corporate actions of the respective stockholders and directors (and committees thereof) of Carlyle and its subsidiaries.

           (u) SECTION 203 OF DELAWARE LAW. The Board of Directors of Carlyle has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement, the provisions of Section 203 of Delaware Law. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement.

           (v) OPINION OF FINANCIAL ADVISOR. Carlyle has received the opinion of Houlihan Lokey Howard & Zukin (the "Carlyle Independent Advisor"), dated May 24, 2002, to the effect that, as of such date, the consideration to be received by the stockholders of Carlyle pursuant to this Agreement is fair to such stockholders from a financial point of view.

           (w) DISCLOSURE. No representation, warranty or covenant made by Carlyle in this Agreement or the Carlyle Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and complete copies of all Carlyle SEC Documents, Tax Returns, Carlyle Benefit Plans, Carlyle Material Contracts, corporate records, books and other documents referred to in the Carlyle Disclosure Letter have been made available to Levcor.

           3.2 REPRESENTATIONS AND WARRANTIES OF LEVCOR. Levcor represents and warrants to Carlyle that, except as specifically disclosed in the letter dated the date hereof and delivered by Levcor to Carlyle simultaneously with the execution and delivery of this Agreement (the "Levcor Disclosure Letter") or in the Levcor SEC Documents:

           (a) ORGANIZATION, STANDING AND POWER. Levcor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Levcor. Levcor made available to Carlyle true and complete copies of its certificate of incorporation and by-laws, each as amended to date. Such certificate of incorporation and by-laws are in full force and effect, and Levcor is not in violation of any provision of its certificate of incorporation or by-laws. Levcor does not have any subsidiaries or interests in any persons.

           (b) CAPITAL STRUCTURE. (i) The authorized capital stock of Levcor consists of 15,000,000 shares of common stock, par value $0.56 per share (the "Levcor Common Stock"). As of the date of this Agreement, (A) 2,383,647 shares of Levcor Common Stock are outstanding, (B) options to purchase Levcor Common Stock whether under Levcor's Stock Option Plan (the "Levcor Option Plan"), pursuant to another Levcor compensatory plan or otherwise (each such option, a "Levcor Option") are outstanding to purchase 262,400 shares of Levcor Common Stock, and (C) 57,600 shares of Levcor Common Stock are held by Levcor in its treasury. Levcor has provided Carlyle with a true and complete list of the outstanding Levcor Options as of the date hereof, including the exercise prices and vesting schedules therefor.

           (ii) No Voting Debt of Levcor is issued or outstanding.

           (iii) All outstanding shares of Levcor Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations. All shares of Levcor Common Stock subject to issuance upon the exercise of Levcor Options, upon issuance on the terms specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be issued in compliance with applicable securities laws and regulations.

           (iv) Except for this Agreement, the Levcor Option Plan and the Levcor Options, there are no options, warrants, calls, rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents, or other rights, commitments or agreements of any character to which Levcor is a party or by which it is bound obligating Levcor to issue, deliver or sell, or cause to be issued, delivered or sold, on the date hereof or any date in the future, additional shares of capital stock or any Voting Debt of Levcor or obligating Levcor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The execution, delivery and performance by Levcor of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not obligate Levcor to issue, or result in the issuance of, any capital stock of Levcor pursuant to any other agreement or arrangement. There are no outstanding contractual obligations of Levcor to repurchase, redeem or otherwise acquire any shares of capital stock of Levcor.

           (v) Since December 31, 2001, Levcor has not (A) issued, permitted to be issued or entered into any obligation to issue, any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Levcor, other than pursuant to and as required by the terms of any Levcor Options that were issued and outstanding on such date; (B) repurchased, redeemed or otherwise acquired any shares of capital stock of Levcor; (C) declared, set aside, made or paid to the stockholders of Levcor dividends or other distributions on the outstanding shares of capital stock of Levcor; or (D) split, combined or reclassified any of its shares of capital stock of Levcor.

           (c) AUTHORITY. (i) Levcor has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of Levcor, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Levcor, other than such approval by the stockholders of Levcor. This Agreement has been duly executed and delivered by Levcor and constitutes a valid and binding obligation of Levcor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The affirmative vote of holders of a majority of the outstanding shares of Levcor Common Stock entitled to vote at a duly called and held meeting of stockholders is the only vote of Levcor's stockholders necessary to approve this Agreement and the Merger. At a meeting duly called and held on May 24, 2002, Levcor's Board of Directors adopted resolutions approving this Agreement and the Merger, determining that the terms of the Merger are fair, from a financial point of view, to, and in the best interests of, Levcor's stockholders and recommending that Levcor's stockholders approve and adopt this Agreement and approve the Merger.

           (ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Certificate of Merger as contemplated by
Section 1.3, the execution and delivery of this Agreement and the Certificate of Merger, the consummation of the transactions contemplated hereby and thereby, and compliance by Levcor with any of the provisions hereof or thereof will not breach, constitute an ultra vires act under, or result in a Violation pursuant to, (x) any provision of the certificate of incorporation or by-laws of Levcor or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
(iii) below or in the Levcor Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, Levcor Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Levcor or its properties or assets except Violations under clause (y) which would not have a Material Adverse Effect on Levcor.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Levcor in connection with the execution and delivery of this Agreement and the Certificate of Merger by Levcor, the consummation by Levcor of the transactions contemplated hereby and thereby, and compliance by Levcor with any of the provisions hereof or thereof, the failure to obtain which would have a Material Adverse Effect on Levcor, except for (A) the filing with the SEC of (1) the Prospectus/Proxy Statement in definitive form and the effectiveness of the Registration Statement and (2) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger as contemplated by Section 1.3 and appropriate documents with the relevant authorities of states in which Levcor is qualified to do business, and
(C) filings and approvals required under state securities or blue sky laws.

           (d) SEC DOCUMENTS. The reports, schedules, registration statements and definitive proxy statements (including all exhibits) filed by Levcor with the SEC since January 1, 1999 including all amendments thereto (the "Levcor SEC Documents"), are all the documents (other than preliminary material) that Levcor was required to file with the SEC since such date. As of their respective dates,
(i) the Levcor SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Levcor SEC Documents, and (ii) none of the Levcor SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Levcor included in the Levcor SEC Documents (such financial statements as of and for the year ended December 31, 2001 being referred to hereinafter as the "Levcor Year-End Financial Statements" and the balance sheet included in such financial statements as of December, 31, 2001 being referred to hereinafter as the "Levcor Balance Sheet"), and the unaudited financial statements of Levcor for the fiscal quarter ended March 31, 2002 complied in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Form 10-QSB of the
SEC) and fairly present the financial position of Levcor as at the dates thereof and the results of its operations, stockholders' equity and cash flows for the periods then ended in accordance with GAAP, subject to normal year-end audit adjustments in the case of the March 31, 2002 financial statements. As of December 31, 2001, Levcor did not have any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Levcor (including the notes thereto) and which were not reflected on the Levcor Balance Sheet. Since December 31, 2001, except as and to the extent set forth in the Levcor SEC Documents and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as incurred in the past, Levcor has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on Levcor, or would be required by GAAP to be reflected on a balance sheet of Levcor (including the notes thereto). All material agreements, contracts and other documents required to be filed as exhibits to any of the Levcor SEC Documents have been so filed.

           (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of Levcor for inclusion the Registration Statement will, at the time the

Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Levcor for inclusion or incorporation by reference in the Prospectus/Proxy Statement, will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of Carlyle or Levcor, at the time of the meeting of stockholders' of Levcor or Carlyle or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

           (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, since December 31, 2001, Levcor has conducted its business only in the ordinary course and consistent with prior practice and there has not been any event, occurrence, fact, condition, change, development or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Levcor.

           (g) COMPLIANCE WITH APPLICABLE LAWS. Levcor has been operated at all times in compliance with all applicable laws and regulations, and is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which Levcor is a party or by which any of its property or assets is bound, except where any such noncompliance, conflicts, defaults or violations would not have a Material Adverse Effect on Levcor. As of the date hereof, no investigation by any Governmental Entity with respect to Levcor is pending or, to Levcor's knowledge, threatened.

           (h) ENVIRONMENTAL. Except for any matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Levcor and to Levcor's knowledge, (i) Levcor is in compliance in material respects with all applicable laws relating to Environmental Matters;
(ii) Levcor has obtained, and is in compliance in material respects with, all permits, licenses or approvals required by any Governmental Entity under applicable laws for the use, storage, treatment, transportation, emission and handling of raw materials, by-products, wastes and other substances, including, without limitation, hazardous substances and wastes, used or produced by or otherwise relating to the operations of any of them; (iii) except for matters resulting from the inaction or failure to act by any Governmental Entity, there currently are no events, conditions, activities or practices that would prevent compliance or continued compliance with any law or give rise to any Environmental Liability; and (iv) there are no claims either by any Governmental Entity or any third party pending, or to Levcor's knowledge, threatened, against Levcor arising from any Environmental Matter.

           (i) LITIGATION. There is (i) no Litigation pending against Levcor or, to Levcor's knowledge, threatened against or affecting Levcor before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, and (ii) no existing or, to the knowledge of Levcor, threatened orders, judgments or decrees of any court or other Governmental Entity which specifically apply to Levcor or any of its properties or assets.

           (j) TAXES. (i) Levcor has timely filed all material Tax Returns required to be filed by it (subject to permitted extensions). All such Tax Returns were true, correct and complete when filed, except for such instances which individually or in the aggregate could not have a Material Adverse Effect on Levcor. All Taxes of Levcor which are (i) shown as due on such Tax Returns,
(ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in Levcor SEC Documents in accordance with GAAP. Levcor does not know of any proposed or threatened Tax claims or assessments which, if upheld, could individually or in the aggregate have a Material Adverse Effect on Levcor. Levcor has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties, except for such Taxes which individually or in the aggregate could not have a Material Adverse Effect on Levcor. No material deficiencies for any Taxes have been proposed, asserted or assessed against Levcor that are not adequately reserved for, no audit of any Tax Return of Levcor is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted to Levcor and is currently in effect.

           (ii) Levcor has not executed any closing agreement pursuant to
Section 7121 of the Code or any predecessor provisions thereof, or any similar provision of foreign, state or local law, or has any ruling request pending with any tax authority. There are no tax certiorari proceedings currently pending, tax abatements currently in effect or proposed materially increased tax assessments of which Levcor has been notified or has knowledge in the context of Levcor's real estate assets. No assets of Levcor constitute tax-exempt financed property or tax-exempt use property within the meaning of Section 168 of the Code, and no assets of Levcor are subject to a lease, safe-harbor lease, or other arrangement as a result of which any Levcor is not treated as the owner for federal income tax purposes. Levcor has not filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code). Levcor (i) is not required or has agreed to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law by reason of a change in accounting method initiated by it or any other relevant party, (ii) has no knowledge that any tax authority has proposed any such adjustment or change in accounting method, and/or (iii) has no application pending with any tax authority requesting permission for any changes in accounting methods that relate to the business or assets of Levcor. Levcor is not a party to any contract, agreement, plan or arrangement covering any periods that, individually or collectively, could give rise to any amount not being deductible by reason of Section 280G of the Code. Levcor has not been within the preceding eight years, own no interest in, and have never owned an interest in, "S corporations" within the meaning of Section 1361(a)(1) of the Code, "qualified subchapter S subsidiaries" within the meaning of Section 1361(b)(3)(B) of the Code, "personal holding companies" within the meaning of Section 542 of the Code, "controlled foreign corporations" within the meaning of Section 957 of the Code, "foreign personal holding companies" within the meaning of Section 552 of the Code, "passive foreign investment companies" within the meaning of Section 1296 of the Code, "foreign investment companies" within the meaning of Section 1246 of the Code, an "FSC" within the meaning of Section 922 of the Code, or a "DISC" or "Former DISC" within the meaning of Section 992 of the Code. Levcor has not made, been party to, or been the subject of, any elections under Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the
Code. Levcor has not entered into any transfer pricing agreements with any tax authority. No assets of Levcor are held in an arrangement for which partnership Tax Returns are being filed or are required to be filed. Levcor has not availed itself of any Tax amnesty or similar relief in any taxing jurisdiction. Levcor will not be required to withhold tax under Section 1445 of the Code with respect to any consideration paid pursuant to this Agreement.

           (k) EMPLOYEE BENEFIT PLANS. All employee benefit plans, compensation arrangements and other benefit arrangements covering employees of Levcor (the "Levcor Benefit Plans"), and all employee agreements providing compensation, severance or other benefits to any employee or former employee of Levcor which are not disclosed in the Levcor SEC Documents and which exceed $50,000 per annum are set forth in the Levcor Disclosure Letter. To the extent applicable, the Levcor Benefit Plans comply in all material respects with the requirements of the ERISA, and the Code, and any Levcor Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter and, to the knowledge of Levcor, continues to satisfy the requirements for such qualification. Levcor nor any ERISA Affiliate of Levcor maintains, contributes to or is obligated to contribute to or has maintained or contributed or been obligated to contribute to in the past six years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code or a "multi-employer plan" within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of the Code. No Levcor Benefit Plan nor Levcor has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or, to the knowledge of Levcor, engaged in any transaction that would reasonably be expected to result in any such liability or penalty. Each Levcor Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on Levcor. There is no pending or, to the knowledge of Levcor, anticipated, Litigation against or otherwise involving any Levcor Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of the Levcor Benefit Plan activities) has been brought against or with respect to any such Levcor Benefit Plan. All contributions required to be made as of the date hereof to the Levcor Benefit Plans have been made or provided for. Except as described in the Levcor SEC Documents or as required by law, Levcor does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and Levcor has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Levcor Benefit Plan is under investigation or audit by either the United States Department of Labor or the Internal Revenue Service. Except as provided for in this Agreement, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by Levcor with respect to any employee of Levcor will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

           (l) PROPERTIES. Levcor has good title to its properties and assets, including the properties and assets reflected in the Levcor Balance Sheet or acquired after December 31, 2001 (other than assets disposed of since December 31, 2001 in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as assets disposed of in the past), in each case free and clear of all title defects, liens, claims, charges, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which is properly reflected in the Levcor Balance Sheet; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 2001, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate would not have a Material Adverse Effect on Levcor. None of Levcor's properties or assets is owned jointly with any other person, nor does any other person have any right or option to acquire the same. Levcor either owns, or has valid leasehold interests in, and is in possession of, all properties and assets used by it in the conduct of its business and each such lease is valid without material default thereunder by the lessee or, to Levcor's knowledge, by the lessor.

           (m) LABOR CONTROVERSIES. Levcor is not a party to, or bound by, any collective bargaining agreement or other contracts or understanding with a labor union or labor organization. Except for such matters which, individually or in the aggregate, would not have a Material Adverse Effect on Levcor, there is no
(i) unfair labor practice, labor dispute (other than routine individual grievances or complaints) or labor arbitration proceeding pending or, to the knowledge of Levcor, threatened, against Levcor relating to its business, (ii) to the knowledge of Levcor, activity or proceeding by a labor union or representative thereof to organize any employees of Levcor, or (iii) lockouts, strikes, slowdowns, work stoppages or, to the knowledge of Levcor, threats thereof by or with respect to such employees.

           (n) INTELLECTUAL PROPERTY. Levcor owns or licenses all United States and foreign patents, trademarks, trade names, service marks, copyrights and applications therefor (the foregoing, together with Levcor's trade dress and trade secrets (including secret recipes and formulae), the "Levcor Intellectual Property Rights") which are material to the business of Levcor as presently conducted or as currently contemplated to be conducted. All owned Levcor Intellectual Property Rights are free and clear of any liens, claims or encumbrances and are not subject to any material license (royalty bearing or royalty-free) or any other arrangement requiring any payment to any person nor the obligation to grant rights to any person in exchange and all licensed Levcor Intellectual Property Rights are free and clear of any liens, claims, encumbrances, royalties or other obligations other than such terms, conditions and restrictions as are contained in the document granting such license. The business as presently conducted by Levcor, to the knowledge of Levcor, does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others, which conflict will have a Material Adverse Effect on Levcor. Levcor does not know of any use by others of any of the Levcor Intellectual Property Rights material to the business of Levcor as presently conducted.

           (o) CHANGE OF CONTROL AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of Levcor, and, without limiting the generality of the foregoing, no amount paid or payable by Levcor in connection with the Merger or the other transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

           (p) CONTRACTS. All material contracts of Levcor (the "Levcor Material Contracts") have been filed as exhibits to the Levcor SEC Documents, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. To the knowledge of Levcor: (i) all Levcor Material Contracts are valid, binding and enforceable against the other parties thereto in accordance with their terms, and are in full force and effect; (ii) all parties to Levcor Material Contracts (other than Levcor) have complied in all material respects with the provisions thereof and have performed all obligations required to be performed by each of them to date; (iii) no such party is in default under any of the terms thereof, and (iv) no event has occurred that with the passage of time or the giving of notice or both would constitute a default by any party (other than Levcor) under any provision thereof except, in each case, for such non-compliance or default which will not have a Material Adverse Effect on Levcor.

           (q) AFFILIATED TRANSACTIONS. All transactions between Levcor, on the one hand, and any officer, director or holder of in excess of 5% of the Levcor Common Stock, or any affiliate of any of them, have been disclosed in the Levcor SEC Documents. Except as disclosed in the Levcor SEC Documents, no officer, director or holder of in excess of 5% of the Levcor Common Stock has any material interest in (i) any assets, including, without limitation, any intellectual property, used or held for use in the business of Levcor or (ii) any creditor, or supplier of Levcor.

           (r) INSURANCE. Levcor is adequately insured in such amounts and against such risks as are usually insured against by persons operating in the businesses in which Levcor operates, and all policies relating to such insurance are in full force and effect. All products liability and general liability policies maintained by or for the benefit of Levcor have been "claims made" policies.

           (s) RECORDS. The corporate record books of or relating to Levcor are substantially complete and correct and contain accurate and substantially complete records of all material corporate actions of the stockholders and directors (and committees thereof) of Levcor.

           (t) OPINION OF FINANCIAL ADVISOR. Levcor has received the opinion of Willamette Management Association (the "Levcor Independent Advisor"), dated May 24, 2002 to the effect that, as of such date, the transactions contemplated by this Agreement are fair to the Levcor stockholders from a financial point of view.

           (u) DISCLOSURE. No representation, warranty or covenant made by Levcor in this Agreement or the Levcor Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and complete copies of all Levcor SEC Documents, Tax Returns, Levcor Benefit Plans, Levcor Material Contracts, corporate records, books and other documents referred to in the Levcor Disclosure Letter have been made available to Carlyle.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

           4.1 COVENANTS OF CARLYLE. During the period from the date of this Agreement and continuing until the Effective Time, Carlyle agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or as disclosed in the Carlyle SEC Documents or to the extent that Levcor shall otherwise consent in writing):

           (a) ORDINARY COURSE. Carlyle and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course and use commercially reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with employees, officers, customers, suppliers and others having business dealings with them. Carlyle and its subsidiaries shall maintain in force all insurance policies and Consents with respect to Carlyle and its subsidiaries and shall maintain all assets and properties of Carlyle and its subsidiaries in customary repair, order and condition, reasonable wear and tear excepted. Carlyle shall not, nor shall it permit any of its subsidiaries to, (i) enter into any new material line of business or (ii) incur or commit to any significant capital expenditures or any obligations or liabilities other than capital expenditures and obligations or liabilities incurred or committed to as disclosed in the Carlyle Disclosure Letter. Carlyle and its subsidiaries will comply with all applicable laws and regulations wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, except where such noncompliance would not have a Material Adverse Effect on Carlyle.

           (b) DIVIDENDS; CHANGES IN STOCK. Carlyle shall not, nor shall it permit any of its subsidiaries to, nor shall Carlyle propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than cash dividends payable by a subsidiary of Carlyle to Carlyle or one of its subsidiaries and other than cash dividends required to be paid on the Carlyle Series B Preferred Stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

           (c) ISSUANCE OF SECURITIES. Carlyle shall not, nor shall it permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for (including any stock appreciation rights, phantom stock plans or stock equivalents), or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of Carlyle Common Stock pursuant to exercises of Carlyle Options.

           (d) GOVERNING DOCUMENTS. Carlyle shall not amend or propose to amend, nor shall it permit any of its subsidiaries to amend, their respective certificates of incorporation, by-laws or other governing instruments.

           (e) NO SOLICITATIONS. Carlyle shall not, nor shall it permit any of its subsidiaries to, directly or indirectly, through any officer, director, employee or agent, initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of Carlyle or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Carlyle or any of its subsidiaries to take any such action. Carlyle shall notify Levcor in writing (as promptly as practicable) if any written or oral request for information or proposal relating to a Competing Transaction is made and shall keep Levcor promptly advised of all such requests and proposals, and shall provide a copy of any written proposals or requests and a summary of all oral proposals or requests. Nothing contained in this Section 4.1(e) shall prohibit Carlyle from (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to acquire it pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, (A) Carlyle's Board of Directors determines in good faith that there is a reasonable probability that the failure to take such action would be inconsistent with the Board of Directors' fiduciary duties to Carlyle's stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Carlyle (x) provides reasonable notice to Levcor to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person an executed confidentiality agreement in customary form (the "Confidentiality Agreement"), (ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 5.2, or recommending an unsolicited, bona fide proposal to acquire Carlyle pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, following the receipt of such a proposal, if Carlyle's Board of Directors determines in good faith that there is a reasonable probability that the failure to take such action would be inconsistent with the Board of Directors' fiduciary duties to Carlyle's stockholders under applicable law. In addition, if Carlyle proposes to enter into an agreement with respect to any Competing Transaction, it shall concurrently with entering into such agreement pay, or cause to be paid, to Levcor any amounts due to Levcor from Carlyle pursuant to Section 7.3.

           As used in this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving Carlyle or any of its subsidiaries: (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving such person;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 20% or more of the total assets of such person and its subsidiaries, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of such person or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired beneficial ownership of 15% or more of the outstanding shares of capital stock of such person with respect to Carlyle Common Stock); or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           (f) NO ACQUISITIONS. Carlyle shall not, nor shall it permit any of its subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to Carlyle.

           (g) NO DISPOSITIONS. Carlyle shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of subsidiaries), except as disclosed in the Carlyle Disclosure Letter or the Carlyle SEC Documents and for dispositions in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past.

           (h) INDEBTEDNESS. Carlyle shall not, nor shall it permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of Carlyle or any of its subsidiaries or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, (y) indebtedness of any subsidiary of Carlyle to Carlyle or to another subsidiary of Carlyle or (z) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice and of substantially the same character, type and magnitude as borrowings made in the past or (ii) make any loans, advances or capital contributions to any person.

           (i) OTHER ACTIONS. Carlyle shall not, nor shall it permit any of its subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the

Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(d) and Carlyle shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in this Agreement, the non-satisfaction of any of the conditions to the Merger set forth in Article VI or the failure to obtain the Requisite Regulatory Approvals, in each case at any time after the date hereof and through the Closing Date, give detailed notice thereof to Levcor, and Carlyle shall use commercially reasonable efforts to prevent or promptly to remedy such breach, non-satisfaction or failure, as the case may be.

           (j) ADVICE OF CHANGES; GOVERNMENT FILINGS. Except to the extent prevented by law, Carlyle shall confer on a regular basis with Levcor, report on operational matters and promptly advise Levcor, orally and in writing, of any material change or event or any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of Carlyle contained herein. Carlyle shall file all reports required to be filed by Carlyle with the SEC between the date of this Agreement and the Effective Time and shall make available to Levcor copies of all such reports promptly after the same are filed. Carlyle shall cooperate with Levcor in determining whether any filings are required to be made with, or consents required to be obtained from, or fees or expenses required to be paid to, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents and, subject to Levcor's approval, paying any such fees or expenses. Carlyle shall promptly make available to Levcor copies of all other filings made by Carlyle with any state or Federal Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby. Nothing contained in this Agreement shall give Levcor, directly or indirectly, the right to control or direct Carlyle's operations prior to the Effective Time. Prior to the Effective Time, Carlyle shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

           (k) ACCOUNTING METHODS. Carlyle shall not change its methods of accounting in effect at December 31, 2001, except as required by changes in GAAP as concurred in by Carlyle's independent auditors.

           (l) BENEFIT PLANS. During the period from the date of this Agreement and continuing until the Effective Time, Carlyle agrees as to itself and its subsidiaries that it will not, without the prior written consent of Levcor, except as set forth in the Carlyle Disclosure Letter or the Carlyle SEC Documents, (i) enter into, adopt, amend (except as may be required by law) or terminate any Carlyle Benefit Plan or any other employee benefit plan or any agreement, arrangement, plan or policy between Carlyle or any of its subsidiaries, on the one hand, and one or more of its or their directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as increases in the past that, in the aggregate, do not result in a material increase in benefits or compensation expense to Carlyle or any of its subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof

(including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of Carlyle or any of its subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

           (m) TAX ELECTIONS. Except in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, Carlyle shall not make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.

           4.2 COVENANTS OF LEVCOR. During the period from the date of this Agreement and continuing until the Effective Time, Levcor agrees that (except as expressly contemplated or permitted by this Agreement or as disclosed in the Levcor SEC Documents or to the extent that Carlyle shall otherwise consent in writing):

           (a) ORDINARY COURSE. Levcor shall carry on its businesses in the usual, regular and ordinary course and use commercially reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with employees, officers, customers, suppliers and others having business dealings with it. Levcor shall maintain in force all insurance policies and Consents with respect to Levcor and shall maintain all assets and properties of Levcor in customary repair, order and condition, reasonable wear and tear excepted. Levcor shall not (i) enter into any new material line of business or (ii) incur or commit to any significant capital expenditures or any obligations or liabilities other than capital expenditures and obligations or liabilities incurred or committed to as disclosed in the Levcor Disclosure Letter. Levcor will comply with all applicable laws and regulations wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, except where such noncompliance would not have a Material Adverse Effect on Levcor.

           (b) DIVIDENDS; CHANGES IN STOCK. Levcor shall not, nor shall Levcor propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

           (c) ISSUANCE OF SECURITIES. Levcor shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for (including any stock appreciation rights, phantom stock plans or stock equivalents), or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of Levcor Common Stock pursuant to exercises of Levcor Options.

           (d) GOVERNING DOCUMENTS. Levcor shall not amend or propose to amend its certificate of incorporation or by-laws.

           (e) NO ACQUISITIONS. Levcor shall not (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to Levcor.

           (f) NO DISPOSITIONS. Levcor shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of subsidiaries), except as disclosed in the Levcor Disclosure Letter or the Levcor SEC Documents and for dispositions in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past.

           (g) INDEBTEDNESS. Levcor shall not (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of Levcor or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, or
(y) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice and of substantially the same character, type and magnitude as borrowings made in the past or (ii) make any loans, advances or capital contributions to any person.

           (h) OTHER ACTIONS. Levcor shall not take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals and Levcor shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in this Agreement, the non-satisfaction of any of the conditions to the Merger set forth in Article VI or the failure to obtain the Requisite Regulatory Approvals, in each case at any time after the date hereof and through the Closing Date, give detailed notice thereof to Carlyle, and Levcor shall use commercially reasonable efforts to prevent or promptly to remedy such breach, non-satisfaction or failure, as the case may be.

           (i) ADVICE OF CHANGES; GOVERNMENT FILINGS. Except to the extent prevented by law, Levcor shall confer on a regular basis with Carlyle, report on operational matters and promptly advise Carlyle, orally and in writing, of any material change or event or any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of Levcor contained herein. Levcor shall file all reports required to be filed by Levcor with the SEC between the date of this Agreement and the Effective Time and shall make available to Carlyle copies of all such reports promptly after the same are filed. Carlyle shall cooperate with Levcor in determining whether any filings are required to be made with, or consents required to be obtained from, or fees or expenses required to be paid to, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents and, subject to Carlyle's approval, paying any such fees or expenses. Levcor shall promptly make available to Carlyle copies of all other filings made by Levcor with any state or Federal Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby. Nothing contained in this Agreement shall give Carlyle, directly or indirectly, the right to control or direct Levcor's operations. Levcor shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

           (j) ACCOUNTING METHODS. Levcor shall not change its methods of accounting in effect at December 31, 2001, except as required by changes in GAAP as concurred in by Levcor's independent auditors.

           (k) BENEFIT PLANS. During the period from the date of this Agreement and continuing until the Effective Time, Levcor agrees that it will not, without the prior written consent of Carlyle, except as set forth in the Levcor Disclosure Letter or the Levcor SEC Documents, (i) enter into, adopt, amend (except as may be required by law) or terminate any Levcor Benefit Plan or any other employee benefit plan or any agreement, arrangement, plan or policy between Levcor, on the one hand, and one or more of its or their directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as increases in the past that, in the aggregate, do not result in a material increase in benefits or compensation expense to Levcor, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or
(iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of Levcor of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

           (l) TAX ELECTIONS. Except in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, levcor shall not make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

           5.1 PROSPECTUS/PROXY STATEMENT; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Levcor and Carlyle will prepare and file with the SEC a Prospectus/Proxy Statement and Levcor will prepare and file with the SEC the Registration Statement in which the Prospectus/Proxy Statement is to be included as a prospectus. Levcor and Carlyle will provide each other with any information which may be required in order to effectuate the preparation and filing of the Prospectus/Proxy Statement and the Registration Statement pursuant to this Section 5.1. Each of Levcor and Carlyle will respond to any comments from the SEC, will use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Levcor and Carlyle will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Prospectus/Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Prospectus/Proxy Statement or the Registration Statement, Levcor and Carlyle, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Levcor and/or Carlyle, such amendment or supplement. Each of Levcor and Carlyle shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Prospectus/Proxy Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Each of Levcor and Carlyle will cause the Prospectus/Proxy Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Levcor shall also use all reasonable efforts to take any action required to be taken by it under any applicable state securities laws in connection with the issuance of the Surviving Corporation Capital Stock in the Merger and the conversion of Carlyle Options into options to acquire the Surviving Corporation Common Stock, and Carlyle shall furnish any information concerning Carlyle and the holders of Carlyle Capital Stock and Carlyle Options as may be reasonably requested in connection with any such action.

           5.2 MEETINGS OF STOCKHOLDERS; BOARD RECOMMENDATION.

           (a) MEETING OF STOCKHOLDERS. Promptly after the Registration Statement is declared effective under the Securities Act, each of Levcor and Carlyle will take all action necessary in accordance with Delaware Law and its respective certificate of incorporation and by-laws to call, hold and convene a meeting of its respective stockholders to consider the adoption and approval of this Agreement and the approval of the Merger (each, a "Stockholders' Meeting") to be held as promptly as practicable (without limitation, within 60 days, if practicable) after the declaration of effectiveness of the Registration Statement. Each of Levcor and Carlyle will use all reasonable efforts to hold their respective Stockholders' Meetings on the same date. Subject to Section 4.1(e), each of Levcor and Carlyle will use all reasonable efforts to solicit from its respective stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger. Notwithstanding anything to the contrary contained in this Agreement, Levcor or Carlyle, as the case may be, may adjourn or postpone its Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to its respective stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Capital Stock of Levcor or Carlyle, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. Each of Levcor and Carlyle shall ensure that its respective Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with Delaware Law, its certificate of incorporation and by-laws, and all other applicable Legal Requirements. "Legal Requirements" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

           (b) BOARD RECOMMENDATION. Except to the extent expressly permitted by
Section 4.1(e): (i) the Board of Directors of each of Levcor and Carlyle shall recommend that the respective stockholders of Levcor and Carlyle vote in favor of the adoption and approval of this Agreement and the approval of the Merger, at their respective Stockholders' Meetings, (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Levcor and Carlyle has recommended that its stockholders vote in favor of adoption and approval of this Agreement and the approval of the Merger, and (iii) neither the Board of Directors of Levcor or Carlyle nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of Levcor and Carlyle vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

           5.3 LEGAL CONDITIONS TO MERGER. Each of Carlyle, Carlyle's subsidiaries and Levcor shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Levcor and Carlyle described in Section 6.1 (a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and of any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (x) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render uneconomic the consummation of the Merger, or (y) in the case of Carlyle, to result in the imposition of a condition or restriction on Carlyle or any of their respective subsidiaries of the type referred to in Section 6.2(d). Each of Carlyle and Levcor will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

           5.4 ACCESS TO INFORMATION. Upon reasonable notice, Levcor and Carlyle and each of its subsidiaries shall afford to the other party's officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, commitments and records and, during such period, shall make available to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence. No investigation by either Levcor or Carlyle shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made to such first party.

           5.5 BROKERS OR FINDERS. Each of Levcor and Carlyle represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Carlyle Independent Advisor and the Levcor Independent Advisor, whose fees and expenses will be paid by Carlyle and Levcor respectively, in accordance with their respective agreements with such firms, and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliates.

           5.6 INDEMNIFICATION. The provisions with respect to indemnification contained in the certificate of incorporation of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of Carlyle. Levcor and Carlyle agree that the directors, officers and employees of Carlyle covered thereby are intended to be third party beneficiaries under this Section 5.6 and shall have the right to enforce the obligations of the Surviving Corporation and the Levcor.

           5.7 STOCK OPTIONS. At the Effective Time, each outstanding Carlyle Option, whether or not then exercisable, will be assumed by Levcor. Each Carlyle Option so assumed by Levcor under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Carlyle Option Plan, if any, pursuant to which the Carlyle Option was issued and any option agreement between Carlyle and the optionee with regard to the Carlyle Option immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Carlyle Option will be exercisable

(or will become exercisable in accordance with its terms) for that number of whole shares of the Surviving Corporation Common Stock equal to the product of the number of shares of Carlyle Common Stock that were issuable upon exercise of such Carlyle Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded up to the nearest whole number of shares of the Surviving Corporation Common Stock and (ii) the per share exercise price for the shares of the Surviving Corporation Common Stock issuable upon exercise of such assumed Carlyle Option will be equal to the quotient determined by dividing the exercise price per share of Carlyle Common Stock at which such Carlyle Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with Carlyle or its subsidiaries shall be credited to the optionee and to all Carlyle employees for purposes of determining the vesting of all assumed Carlyle Options and other employee benefits after the Effective Time it being understood that all Carlyle options immediately vest upon consummation of the Merger. It is intended that Carlyle Options assumed by Levcor shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Carlyle Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.7 shall be applied consistent with such intent.


                                   ARTICLE VI

                                   CONDITIONS

           6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

           (a) STOCKHOLDER APPROVAL. The adoption and approval of this Agreement and the approval of the Merger, shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Levcor Common Stock and Carlyle Capital Stock entitled to vote thereon.

           (b) OTHER APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

           (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

           (d) REGISTRATION STATEMENT EFFECTIVE; PROSPECTUS/PROXY STATEMENT. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/Proxy Statement, shall have been initiated or threatened in writing by the SEC.

           6.2 CONDITIONS TO OBLIGATIONS OF LEVCOR. The obligations of Levcor to effect the Merger are subject to the satisfaction of the following conditions unless waived by Levcor:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Carlyle set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Levcor shall have received a certificate signed on behalf of Carlyle by the President and Chief Executive Officer of Carlyle, and by the Chief Financial Officer of Carlyle to such effect.

           (b) PERFORMANCE OF OBLIGATIONS OF CARLYLE. Carlyle shall have performed and complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Levcor shall have received a certificate signed on behalf of Carlyle by the President and Chief Executive Officer of Carlyle and by the Chief Financial Officer of Carlyle to such effect.

           (c) CONSENTS UNDER AGREEMENTS. Carlyle shall have obtained the consent or approval of each person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in order to permit the succession by Levcor pursuant to the Merger to any obligation, right or interest of Carlyle or any subsidiary of Carlyle under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument except for those consents or approvals for which failure to obtain such consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Carlyle, it being agreed that consent under the CIT Financing facilities entered into on January 24, 2002 shall not be required.

           (d) BURDENSOME CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon Levcor which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require Levcor to dispose of any asset which is material to Levcor prior to the Effective Time.

           (e) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to Carlyle and no facts or circumstances arising after the date of this Agreement shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Carlyle.

           (f) PROCEEDINGS. All proceedings to be taken on the part of Carlyle in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Levcor, and Levcor shall have received copies of all such documents and other evidences as Levcor may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

           (g) DISSENTING STOCKHOLDERS. No more than 20% of the holders of Carlyle's outstanding Capital Stock elect to become Dissenting Stockholders.

           6.3 CONDITIONS TO OBLIGATIONS OF CARLYLE. The obligation of Carlyle to effect the Merger is subject to the satisfaction of the following conditions unless waived by Carlyle:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Levcor set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Carlyle shall have received a certificate signed on behalf of Levcor by the Chairman and Chief Executive Officer of Levcor to such effect.

           (b) PERFORMANCE OF OBLIGATIONS OF LEVCOR. Levcor shall have performed and complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Carlyle shall have received a certificate signed on behalf of Levcor by the President and Chief Executive Officer of Levcor to such effect.

           (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to Levcor and no facts or circumstances arising after the date of this Agreement shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Levcor.

           (d) PROCEEDINGS. All proceedings to be taken on the part of Levcor in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Carlyle, and Carlyle shall have received copies of all such documents and other evidences as Carlyle may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VII

                            TERMINATION AND AMENDMENT

           7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Levcor and/or Carlyle:

           (a) by mutual consent of Levcor and Carlyle in a written instrument;

           (b) by Levcor, if any representation or warranty of Carlyle shall have become untrue or upon a material breach of any covenant or agreement on the part of Carlyle set forth in this Agreement such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 2002;

           (c) by Carlyle, if any representation or warranty of Levcor shall have become untrue or upon a material breach of any covenant or agreement on the part of Levcor set forth in this Agreement such that the conditions set forth in
Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 2002;

           (d) by either Levcor or Carlyle, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

           (e) by either Levcor or Carlyle if the Merger shall not have been consummated on or prior to December 31, 2002 (or such later date as may be agreed to in writing by Carlyle and Levcor) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

           (f) by either Carlyle or Levcor if the required approval of the stockholders of Levcor contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Levcor Stockholders' Meeting duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(f) shall not be available to Levcor where the failure to obtain Levcor stockholder approval shall have been caused by the action or failure to act of Levcor and such action or failure to act constitutes a material breach by Levcor of this Agreement;

           (g) by either Carlyle or Levcor if the required approval of the stockholders of Carlyle contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Carlyle Stockholders' Meeting duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(g) shall not be available to Carlyle where the failure to obtain Carlyle stockholder approval shall have been caused by the action or failure to act of Carlyle and such action or failure to act constitutes a material breach by Carlyle of this Agreement;

           (h) by Levcor, if the Board of Directors of Carlyle shall have (i) withdrawn, modified or changed its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein in any manner which is adverse to Levcor or shall have resolved to do the foregoing; or (ii) approved or have recommended to the stockholders of Carlyle a Competing Transaction or shall have resolved to do the foregoing;

           (i) by Levcor, if (i) Carlyle shall have exercised a right specified in clause (i) of the third sentence of Section 4.1(e) with respect to any transaction referred to therein and shall enter into a Competing Transaction, or (ii) (x) a tender offer or exchange offer or a proposal by a third party to acquire Carlyle pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction shall have been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal) and (y) Carlyle shall not have rejected such proposal within 10 business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner; or

           (j) by Carlyle, if it has entered into a Competing Transaction.

           (k) The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

           7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the Merger by either Carlyle or Levcor as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of Levcor or Carlyle or their respective officers or directors except with respect to the penultimate sentence of Section
5.4 and Sections 5.5 and 7.3; provided, however, that, subject to the provisions of Section 8.8, nothing herein shall relieve any party of liability for any breach hereof.

           7.3 FEES, EXPENSES AND OTHER PAYMENTS. (a) Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

           (b) Carlyle agrees that if this Agreement shall be terminated pursuant to:

           (i) Section 7.1(b) and (x) such termination is the result of material breach of any covenant, agreement, representation or warranty contained herein and (y) at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Competing Transaction involving Carlyle shall have occurred or Carlyle shall have entered into a definitive agreement providing for such a Competing Transaction, which Competing Transaction values, in the reasonable determination of the Carlyle Board of Directors, the Carlyle Common Stock at more than 2/10 of the closing price of the Levcor Common Stock over the 20-day trading period ending on May 23, 2002;

           (ii) Section 7.1(g) because this Agreement, the Merger and the other transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption by the stockholders of Carlyle at a meeting of the stockholders of Carlyle called to vote thereon, and at the time of such meeting there shall exist a proposal with respect to a Competing Transaction with respect to Carlyle which either (x) the Board of Directors of Carlyle has not publicly opposed or (y) is consummated, or a definitive agreement with respect to which is entered into, at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement; or

           (iii) Section 7.1(h), Section 7.1(i) or Section 7.1(j);

then in each such event Carlyle shall pay to Levcor an amount equal to $300,000, plus all of Levcor's Expenses not to exceed $200,000.

           (c) Carlyle agrees that if this Agreement shall be terminated pursuant to Section 7.1(b), then Carlyle shall pay to Levcor an amount equal to Levcor's Expenses not to exceed $200,000; provided that Carlyle shall not be obligated to make any payment pursuant to this Section 7.3(c) if Carlyle shall be obligated to make a payment to Levcor pursuant to Section 7.3(b).

           (d) Levcor agrees that if this Agreement shall be terminated pursuant to Section 7.1(c), then Levcor shall pay to Carlyle an amount equal to Carlyle's Expenses not to exceed $200,000.

           (e) Any payment required to be made pursuant to Section 7.3(b), 7.3(c) or Section 7.3(d) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Levcor, except that any payment to be made as the result of an event described in
Section 7.3(b)(i) or clause (y) of Section 7.3(b)(ii) shall be made as promptly as practicable but not later than five business days after the occurrence of the Competing Transaction or the execution of the definitive agreement providing for a Competing Transaction.

           7.4 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Carlyle or of Levcor, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

           8.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 5.6, 5.7, 7.3 and Article VIII.

           8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) if to Levcor, to:

               Levcor International, Inc.
               462 Seventh Avenue
               New York, New York 10018
               Attention: Robert A. Levinson, Chief Executive Officer
               Facsimile: (212) 354-8500

               With a copy to:

               Katten Muchin Zavis Rosenman
               575 Madison Avenue
               New York, New York 10022-2585
               Attention: Edward Cohen, Esq.
               Facsimile: (212) 940-8776

           (b) if to Carlyle, to:

               Carlyle Industries Inc.
               1 Palmer Terrace
               Carlstadt, New Jersey 07072
               Attention: Edward F. Cooke, Chief Financial Officer and Vice President
               Facsimile: (201) 935-6220

               With a copy to:

               Stroock & Stroock & Lavan LLP
               180 Maiden Lane
               New York, New York 10038-4982
               Attention: Martin H. Neidell, Esq.
               Facsimile: (212) 806-6006

           8.3 CERTAIN DEFINITIONS. (a) For purposes of this Agreement:

           (i) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

           (ii) "beneficial ownership" with respect to any securities, means having "beneficial ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group;

           (iii) "group" means two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13D or Schedule 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act;

           (iv) "person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other legal entity;

           (v) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

           (vi) Any accounting term that is used in the context of describing or referring to an accounting concept and that is not specifically defined herein shall be construed in accordance with GAAP as applied in the preparation of the financial statements of Carlyle included in Carlyle SEC Documents (including, without limitation, the Carlyle Year-End Financial Statements and the Carlyle Balance Sheet) and the financial statements of Levcor included in Levcor SEC Documents (including, without limitation, the Levcor Year-End Financial Statements and the Levcor Balance Sheet).

           (b) Each of the following terms has the meaning ascribed thereto in the Section indicated below next to such term:

Defined Term                          Section Defined In     Defined Term                                    Section Defined In
------------                          ------------------     ------------                                    ------------------

Agreement                             Recital                knowledge                                       3.1(h)
---------                                                    ----------

Carlyle                               Recital                Legal Requirements                              5.2(a)
-------                                                      ------------------

Carlyle Balance Sheet                 3.1(e)                 Levcor                                          Recital
---------------------                                        ------

Carlyle Benefit Plan                  3.1(l)                 Levcor Balance Sheet                    3.2(d)
--------------------                                         --------------------

Carlyle Capital Stock                 2.1 (c)                Levcor Benefit Plans                    3.2(k)
---------------------                                        --------------------

Carlyle Certificates                  2.2(b)                 Levcor Common Stock                     3.2(b)
--------------------                                         -------------------

Carlyle Common Stock                  2.1(a)                 Levcor Disclosure Letter                3.2
--------------------                                         ------------------------

Carlyle Disclosure Letter             3.1                    Levcor Independent Advisor              3.1(v)
-------------------------                                    --------------------------

Carlyle Independent Advisor           3.1(v)                 Levcor Intellectual Property Rights     3.2(n)
---------------------------                                  -----------------------------------

Carlyle Intellectual Property Rights  3.1(o)                 Levcor Material Contracts               3.2(p)
------------------------------------                         --------------------------

Carlyle Option                        2.1(e)                 Levcor Option                           3.2(b)(i)
--------------                                               -------------

Carlyle Option Plan                   2.1(e)                 Levcor Option Plan                      3.2(b)(i)
-------------------                                          ------------------

Carlyle Preferred Stock               2.1(b)                 Levcor SEC Documents                    3.2(d)
-----------------------                                      --------------------

Carlyle SEC Documents                 3.1(e)                 Levcor Year-End Financial Statements    3.2(d)
---------------------                                        ------------------------------------

Carlyle Year-End Financial Statement  3.1(e)                 Litigation                              3.1(j)
------------------------------------                         ----------

Certificates of Merger                1.3                    Material                                3.1(a)
----------------------                                       --------

Closing                               1.2                    Material Adverse Effect                 3.1(a)
-------                                                      -----------------------

Closing Date                          1.2                    Prospectus/Proxy Statement              3.1(f)
------------                                                 --------------------------

Code                                  3.1(k)                 Registration Statement                  3.1(f)
----                                                         ----------------------

Confidentiality Agreement             3.1(e)                 Requisite Regulatory Approvals          6.1(b)
-------------------------                                    ------------------------------

Consents                              6.1(b)                 SEC                                     3.1(d)(iii)
--------                                                     ---

Common Exchange Ratio                 2.1(a)                 Securities Act                          3.1(e)
---------------------                                        --------------

Competing Transaction                 4.1(e)                 Series B Preferred Stock                3.1(c)
---------------------                                        ------------------------

Delaware Law                          Recital                Stockholders' Meeting                   5.2(a)
------------                                                 ---------------------

Dissenting Shares                     2.1(g)                 Surviving Corporation                   1.1
-----------------                                            ---------------------

Dissenting Stockholder                2.1(g)                 Surviving Corporation Certificates      2.2(b)
----------------------                                       ----------------------------------

Effective Time                        1.3                    Surviving Corporation Capital Stock     2.1(e)
--------------                                               -----------------------------------

Environmental Liability               3.1(i)                 Surviving Corporation Common Stock               2.1(a)
-----------------------                                      ----------------------------------

Environmental Matter                  3.1(i)                 Surviving Corporation Series A Preferred Stock   2.1(b)
--------------------                                         ----------------------------------------------

ERISA                                 3.1(l)                 Tax                                              3.1(k)(ii)
-----                                                        ---

ERISA Affiliate                       3.1(l)                 Tax Entity                                       3.1(k)(ii)
---------------                                              ----------

Exchange Act                          3.1(d)(ii)             Tax Return                                       3.1(k)(ii)
------------                                                 ----------

Exchange Agent                        2.2(a)                 Violation                                        3.1(d)(ii)
--------------                                               ---------

Expenses                              7.3                    Voting Debt                                      3.1(c)(ii)
--------                                                     -----------

GAAP                                  3.1(e)
----

Governmental Entity                   3.1(d)(iii)
-------------------

           8.4 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date in the parties section of the first page of this Agreement.

           8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

           8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 2.2 and 5.6, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

           8.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, except to the extent Delaware law shall govern the Merger, without regard to any applicable conflicts of law provisions thereof.

           8.8 SEVERABILITY; NO REMEDY IN CERTAIN CIRCUMSTANCES. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

           8.9 PUBLICITY. Unless otherwise required by law, so long as this Agreement is in effect, neither Carlyle, nor Levcor shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

           8.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

           8.11 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of applicable jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court or New York state court located in the State and City of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court or New York state court sitting in the State and City of New York, and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

IN WITNESS WHEREOF, Levcor and Carlyle have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of May 24, 2002.


                                                LEVCOR INTERNATIONAL, INC.

                                                By: /s/ Robert A. Levinson
                                                    ----------------------
                                                Name: Robert A. Levinson
                                                Title: Chief Executive Officer


                                                CARLYLE INDUSTRIES, INC.

                                                By: /s/ Edward F. Cooke
                                                    -------------------
                                                Name: Edward F. Cooke
                                                Title: Vice President

                                                                       EXHIBIT A




              Certificate of Incorporation of Surviving Corporation
              -----------------------------------------------------

                                   AMENDED AND

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           LEVCOR INTERNATIONAL, INC.

       Levcor International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify:

       FIRST: That the date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 17, 1967.

       SECOND: This Amended and Restated Certificate of Incorporation (the "Certificate") has been adopted pursuant to Sections 242 and 245 of the GCL and restates and amends the provisions of the Certificate of Incorporation of the Corporation.

       THIRD: That the Board of Directors of the Corporation (the "Board") adopted resolutions dated May 24, 2002 proposing and declaring advisable the amendment and restatement of the Certificate of Incorporation, and that such amendment and restatement of the Certificate of Incorporation was approved by the holders of a majority of the shares of common stock entitled to vote at a special meeting of stockholders held on June __, 2002, to read as follows:

       RESOLVED, that the text of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

                                       I.

       The name of the corporation is Levcor International, Inc. (the "Corporation").

                                      II.

       The address of its registered office in the State of Delaware is 15 North Street, City of Dover, Delaware 19901, County of Kent. The name of the Corporation's registered agent in the State of Delaware at such address is Nationwide Information Services, Inc.

                                      III.

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

                                      IV.

       Section 1. Capitalization.

       The total number of shares of stock which the Corporation shall have authority to issue is 23,000,000 consisting of 15,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 8,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock").

           (a) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation.

           (b) The Board of Directors is hereby expressly authorized to provide for the issuance of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series.

           (c) There is hereby designated a series of Preferred Stock to be known as "Series A Preferred Stock," the number of shares constituting such Series being 4,555,007 (the "Series A Preferred Stock").

           (d) The powers, preferences, rights, restrictions and other matters relating to the Series A Preferred are as follows:

       Section 2. Dividends.

           (a) Each holder of a share of Series A Preferred shall be entitled to receive cumulative cash dividends at a rate of $.06 per annum per share of Series A Preferred Stock (the "Series A Base Rate") from funds legally available therefor, when, as and if declared by the Corporation's Board of Directors. Such dividends shall be payable quarterly on March 15, June 15, September 15 and December 15 (each a "Dividend Payment Date") of each year (unless such day is not a business day, in which event on the next succeeding business day) to holders of record of the Series A Preferred Stock as they appear in the register for the Series A Preferred Stock (the "Series A Preferred Stock Register") on the March 1, June 1, September 1 or December 1 immediately preceding such Dividend Payment Date.

In the event that the Corporation shall have failed (for whatever reason) to redeem shares of Series A Preferred Stock scheduled to be redeemed on any Mandatory Redemption Date (as defined below), then the holders of Series A Preferred Stock shall be entitled to receive, from and after such Mandatory Redemption Date, cumulative cash dividends (in lieu of cash dividends at the Series A Base Rate) at a rate (the "Special Rate") per share of Series A Preferred Stock equal to 6% per annum on the Base Amount (as defined below). The Base Amount means, with respect to each share of Series A Preferred Stock, $1; provided that subsequent to the Mandatory Redemption Date, for purposes of calculating the dividend due on any Dividend Payment Date

(if cumulative dividends have not been paid in full prior to such date), the full amount of any accrued but unpaid dividends as of the immediately preceding Dividend Payment Date shall be added to the Base Amount. Dividends payable on the Preferred Stock for any period less than a full quarter dividend period shall be computed on the basis of the 365 or 366 day year, as applicable, and the actual number of days elapsed.

           Dividends on each share of Series A Preferred Stock shall accrue from the date of original issue of such share of Series A Preferred Stock. Quarterly dividends which are not paid in full in cash on any Dividend Payment Date will cumulate without interest as if quarterly dividends had been paid in cash on each succeeding Dividend Payment Date until such accumulated quarterly dividends shall have been declared and paid in full in cash. Any declaration of dividends may be for a portion, or all, of the then accumulated dividends. Any accumulated dividends which are not paid will continue to cumulate in the manner described above.

           No dividend or distribution in cash, shares of capital stock or other property shall be paid or declared and set apart for payment on any date on or in respect of the Common Stock, of the Corporation or on any other series of stock issued by the Corporation ranking junior to the Preferred Stock in payment of dividends or upon liquidation, dissolution or winding-up of the Corporation (collectively, the "Junior Securities") (any such dividend or distribution hereinafter referred to as a "Junior Securities Distribution"), unless, contemporaneously therewith or with respect to the immediately preceding Dividend Payment Date for the Series A Preferred Stock, a dividend or distribution is or was paid or declared and set apart for payment, as the case may be, on or in respect of the Series A Preferred Stock payable at the rate set forth herein and payable on a date no later than the payment date set for such Junior Securities Distribution. In no event may the Corporation (i) make a Junior Securities Distribution in cash unless, contemporaneously therewith or with respect to the immediately preceding Dividend Payment Date for the Series A Preferred Stock, a dividend or distribution in cash is or was paid or declared and set apart for payment on or in respect of the Series A Preferred Stock, payable at the rate set forth herein and on a date no later than the payment date set for such Junior Securities Distribution, (ii) make a Junior Securities Distribution while there are dividends in arrears on the Series A Preferred Stock or (iii) redeem, purchase or otherwise acquire for value any Junior Securities unless, prior to or contemporaneously with such redemption, purchase or acquisition the Series A Preferred Stock is redeemed in full; provided that the Corporation may redeem, purchase or otherwise acquire Junior Securities (and options in respect thereof) held by employees or former employees (or employee benefit plans) of the Corporation or fractional shares in Junior Securities of the Corporation which redemption, purchase or other acquisition shall be approved by the Board of Directors of the Corporation. Notwithstanding the foregoing, this provision shall not prohibit the payment or declaration and setting aside of a dividend payable in shares of Junior Securities or a redemption, purchase or acquisition of Junior Securities with shares of Junior Securities.

           (b) So long as any shares of Series A Preferred Stock shall be outstanding, no dividend, whether in cash, or share of any security or property, shall be paid or declared, nor shall any other distribution be made, on any other capital stock of the Corporation, nor shall any shares of any such other capital stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation until all dividends set forth in Section 2(a) above on the

Series A Preferred Stock shall have been paid or declared and set apart.

       Section 3. Liquidation, Dissolution or Winding Up.

           (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Junior Securities, holders of shares of Series A Preferred Stock shall be entitled to receive payment of $1 per share held by them, plus an amount in cash equal to all accrued and unpaid dividends thereon, which dividends shall have accrued at the Series A Base Rate or the Special Rate, as the case may be, provided in
Section 2, whether or not declared to the date of such payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation or proceeds thereof, distributed among the holders of shares of Series A Preferred Stock and any other series of Preferred Stock which ranks pari passu in right of payment upon liquidation, dissolution or winding-up of the Corporation with the Series A Preferred Stock shall be insufficient to pay in full the respective preferential amounts of shares of Series A Preferred Stock and such other series of Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of the Series A Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this paragraph, none of the merger or the consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation or the sale, transfer or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

           (b) Voting. Except as otherwise expressly required by the GCL, the holders of the capital stock of the Corporation, irrespective of the class or series, shall vote together as a single class for the election or removal of directors of the Corporation and on all other matters to which stockholders are entitled to vote. Each holder of the Corporation's Common Stock shall have one vote for each share of Common Stock held of record by such stockholder and each holder of the Corporation's Series A Preferred Stock shall have 1/5 vote for each share of Series A Preferred Stock held of record by such stockholder.

       Section 4. Redemption of Series A Preferred Stock.

           (a) Mandatory Redemption. The Series A Preferred Stock shall, subject to the limitations described herein, be subject to mandatory redemption, to the extent it may lawfully do so, in three equal annual installments on June 15, 2007, June 15, 2008 and June 15, 2009 (each a "Redemption Date"), in each case, from funds legally available therefor, at a price per share of Series A Preferred Stock equal to $1 per share (the "Series A Redemption Price"), together with an amount representing accrued and unpaid dividends, whether or not declared, to the date of redemption (the "Series A Redemption Date").

Each such date on which the Corporation is required to redeem shares of Series A Preferred Stock is hereinafter referred to as a "Mandatory Redemption Date". Any shares of Series A Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Corporation (other than through the operation of this mandatory redemption provision) prior to any Mandatory Redemption Date may be credited by the Corporation against the number of shares of Series A Preferred Stock required to be redeemed on any Mandatory Redemption Date after the date of such other redemption, repurchase or reacquisition, unless such shares have been previously so credited. The Corporation shall cause to be mailed to each holder of Series A Preferred Stock, at their last addresses as they shall appear upon the Series A Preferred Stock Register, at least 30 and not more than 60 days prior to the Mandatory Redemption Date, a notice stating the number of shares of Series A Preferred Stock owned by such holder that are to be redeemed on the Mandatory Redemption Date. Except as otherwise required by law, the failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

Notwithstanding the terms of the foregoing paragraphs, the Corporation shall be obligated to redeem Series A Preferred Stock pursuant to the mandatory redemption herein described only to the extent that such Series A Preferred Stock can be redeemed without contravening or causing a default under any contract, agreement or other instrument by which any of the Corporation or its subsidiaries or any of their property is bound.

If on any Mandatory Redemption Date the Corporation shall not be obligated, by reason of the operation of the foregoing paragraph, to redeem shares of Series A Preferred Stock, then the Corporation shall be obligated, to the extent and on the first date after such Mandatory Redemption Date on which the limitations described in the foregoing paragraph shall no longer apply (the "Delayed Redemption Date"), to redeem the number of shares of Series A Preferred Stock which it would have been obligated to redeem on the Mandatory Redemption Date, at a price per share of Series A Preferred Stock equal to the Series A Redemption Price; it being understood that in any event the unpaid dividends included in such Redemption Prices shall have accrued at the respective Base Rate or the Special Rate, as the case may be, as provided in Section 2.

The Series A Preferred Stock may be redeemed at the Corporation's option (subject to the legal availability of funds) at any time, in whole or in part, at a price per share equal to the Redemption Price. The Corporation shall cause to be mailed to each holder of Series A Preferred Stock, at their last addresses as they shall appear upon the Series A Preferred Stock Register, at least 30 and not more than 60 days prior to the Optional Redemption Date, a notice stating the date on which such redemption is expected to take place (the "Optional Redemption Date") and, if less than all the shares of Series A Preferred Stock are to be redeemed, the notice shall also specify the number of shares of Series A Preferred Stock owned by such holder that are to be redeemed. Except as otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

If less than all the shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be redeemed, on a pro rata basis, according to the number of shares of Series A Preferred Stock held by each holder.

On or after the Mandatory Redemption Date, the Optional Redemption Date or the Delayed Redemption Date, as the case may be, the holders of shares of Series A Preferred Stock which have been redeemed shall surrender their certificates representing such shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Notice having been given as aforesaid, from and after the Mandatory Redemption Date, the Optional Redemption Date or the Delayed Redemption Date, as the case may be, unless there shall have been a default in payment of the redemption price, all rights of the holders of such redeemed shares of Series A Preferred Stock, except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the Series A Preferred Stock Register or be deemed to be outstanding for any purpose whatsoever.

       Section 5. Reissuance of Series A Preferred Stock. No shares of Series A Preferred Stock which are redeemed, purchased or acquired by the Corporation shall be reissued, and all such shares shall be canceled and eliminated from the shares which the Corporation shall be authorized to issue.

                                       V.

       Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                      VI.

       In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

                                      VII.

       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

       The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the GCL as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her or their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

       Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                     VIII.

       The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in a manner now or hereafter prescribed by the laws of the State of Delaware at the time in force; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Article VIII.

       IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its ________________ this ____ day of _________, 2002.

                                            By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT B




                        By-Laws of Surviving Corporation
                        --------------------------------

                                     BY-LAWS

                                       OF

                           LEVCOR INTERNATIONAL, INC.

                                   ARTICLE 1

                                  STOCKHOLDERS

       Section 1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held annually at the registered office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware, at such time and on such date as may from time to time be designated by the Board of Directors, for the election of directors and for the transaction of any other proper business.

       Section 1.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time and from time to time by the Chairman, President or by a majority of the directors then in office, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof.

       Section 1.3 Notice of Meetings. Written notice of each meeting of the stockholders, stating the place, date and hour thereof and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten nor more than sixty days before the date of such meeting (or at such other time as may be required by statute), to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation.

       Section 1.4 Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 1.5 Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

       Section 1.6 Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

       Section 1.7 Voting. Each holder of the Corporation's common stock shall have one vote for each share of common stock held of record by such stockholder. Each holder of the Corporation's Series A preferred stock shall have 1/5 vote for each share of Series A preferred stock held of record by such stockholder. Voting need not be by ballot, except that all election of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Whenever any corporate action is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders of the holders of shares entitled to vote thereon, except that all elections shall be decided by a plurality of the votes cast.

       Section 1.8 Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

       Section 1.9 Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

       Section 1.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                                    ARTICLE 2

                                    DIRECTORS

       Section 2.1 Number; Qualifications. The Board of Directors shall consist of one or more members as determined from time to time by the Board of Directors. Directors need not be stockholders of the Corporation.

       Section 2.2 Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

       Section 2.3 Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may come before such meeting as soon as practicable after the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the Corporation may from time to time determine. Special meetings of the Board of Directors may be called at any time by the President of the Corporation or by a majority of the directors then in office. Meetings of the Board of Directors may be held within or without the State of Delaware.

       Section 2.4 Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed or telegraphed to each director at his or her address as such address appears on the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Whenever notice is required to be given under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the directors or any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. A majority of the directors present whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

       Section 2.5 Quorum; Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

       Section 2.6 Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

       Section 2.7 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceeding of the Board of Directors or of such committee.

       Section 2.8 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed by the officers on all papers which may require it, but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending these By-Laws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

       Section 2.9 Removal; Resignation. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time, upon written notice to the Corporation.

       Section 2.10 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided above in the filling of other vacancies. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

       Section 2.11 Compensation. The Board of Directors may fix the compensation of directors.

                                    ARTICLE 3

                                    OFFICERS

       Section 3.1 Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a Chairman, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional officers as it deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person, except that there shall always be two persons who hold offices which entitle them to sign instruments and stock certificates.

       Section 3.2 Term of Office; Vacancies. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

       Section 3.3 Removal; Resignation. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

       Section 3.4 Powers and Duties of the Chairman. The Chairman shall be the chief executive officer of the Corporation and shall have general charge and supervision of its business and affairs. The Chairman shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may direct. The Chairman shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

       Section 3.5 Powers and Duties of the President. The President shall be the chief operating officer of the Corporation and shall have general charge and supervision of its operations, subject to the supervision of the Chairman. The President shall from time to time make such reports concerning the Corporation as the Board of Directors or the Chairman of the Corporation may direct. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chairman.

       Section 3.6 Powers and Duties of the Vice-Presidents. Each of the Vice-Presidents shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

       Section 3.7 Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

       Section 3.8 Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

       Section 3.9 Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

                                    ARTICLE 4

                                      STOCK

           The shares of the Corporation shall be represented by certificates signed by the President or any Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile.

                                    ARTICLE 5

                             EXECUTION OF DOCUMENTS

           All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                    ARTICLE 6

                                      SEAL

           The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware".

                                    ARTICLE 7

                                 INDEMNIFICATION

           The Corporation shall indemnify all persons to the full extent permitted, and in the manner provided, by the Delaware General Corporation Law, as the same now exists or may hereafter be amended.

                                    ARTICLE 8

                                   FISCAL YEAR

           The fiscal year of the Corporation shall end on such date as shall be determined by the Board of Directors.

                                    ARTICLE 9

                              AMENDMENT OF BY-LAWS

           These By-Laws may be amended or repealed, and any new By-Law may be adopted, by the stockholders entitled to vote or by the Board of Directors.

                                                                       EXHIBIT C


                       Directors of Surviving Corporation
                       ----------------------------------

                               Robert A. Levinson

                               Joseph S. Dimartino

                               Giandomenico Picco

                                 Edward F. Cooke

                                 Edward H. Cohen

                               John E. McConnaughy

                                                                       EXHIBIT D

                        Officers of Surviving Corporation
                        ---------------------------------

        NAME                           POSITION
        --------------------------     ----------------------------------------
        Robert A. Levinson             Chief Executive Officer, President, and
                                       Chairman of the Board of Directors

        Edward F. Cooke                Chief Financial Officer, Vice President,
                                       Secretary and Treasurer